Jefferies Global Industrials Conference September 10, 2026

2 Forward Looking Statements This presentation contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward- looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of the Company’s operating plans, market conditions for the Company’s products, reclamation obligations, financial outlook, potential acquisitions and strategic investments, the development of the Company’s rare earth elements and critical minerals program, and liquidity requirements. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2025, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

2 3 Business Overview

Company Snapshot – 2025 Overview

Peabody

$3.9B
REVENUE

$455M
ADJUSTED EBITDA[2]

~5,400
EMPLOYEES

~3,330
ACRES RESTORED

0.71
TRIFR[1]

2025 Adjusted EBITDA[2,3]



Seaborne Metallurgical
$56
Powder River Basin
$176
Seaborne Thermal
$222
Other U.S. Thermal
$71



Global Headquarters
Australia Regional Office

Seaborne Metallurgical: 8.6 MT

- Centurion
- Shoal Creek
- Metropolitan
- Coppabella / Moorvale (CMJV)

Seaborne Thermal: 15.4 MT

- Wilpinjong
- Wambo OC JV (Glencore)
- Wambo UG (Closed)

Powder River Basin: 84.5 MT

- North Antelope Rochelle
- Caballo
- Rawhide

Other U.S. Thermal 13.4 MT

- Bear Run
- Wild Boar
- Gateway North
- El Segundo / Lee Ranch
- Twentymile
- Francisco Underground

Note: All statistics are for the year ended December 31, 2025. (1) Total Recordable Incident Frequency Rate ('TRIFR') equals recordable incidents per 200,000 hours worked. (2) Adjusted EBITDA is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix. (3) Dollars in millions and excludes corporate and other.

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1H26: Maintaining Record Safety Performance

Peabody

Peabody's global incidence rate of 0.71 better than coal industry and most other sectors



57% improvement from 2020
Incidence Rate
0.71
1.0
1.3
1.4
2.0
2.2
2.6
2.7
2.8
3.0
3.1
3.2
4.1
4.4
4.4
5.1
Peabody
Professional/ Business…
Forestry and Logging
Real Estate
Mining
Construction
All Employers
Manufacturing
Entertainment & Hospitality
Retail
Coal Mining
Education & Health
Crop Production
State & Local Government
Transportation/ Warehousing
Foundries

Environmental Excellence Continues

- Wild Boar mine recipient of the 2026 Distinction in Reclamation award – among the industry's highest honors.
- Only one notice-of-violation in 2025, tying all-time record.



Peabody global reportable incidence rate per 200,000 hours worked as of 1H26. Other sectors are U.S. for latest reportable year (2024) per U.S. Bureau of Labor Statistics.

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6 • “Fixed income” base from longer-term contracts with good revenue visibility. • $1.1 Billion Cash Flow2 in past five years. • Strong margins from low- cost tons, with excellent longevity and growth outlook. • $1.9 Billion Cash Flow2 in past five years. • Higher-beta prices can result in outsized margins during up cycles (e.g. 56% Adjusted EBITDA 1 margins in Q1 2022). • $1.4 Billion Cash Flow2,3 in past five years. Peabody Provides Leading Coal Sector Diversification Seaborne Met Seaborne Thermal U.S. Thermal 1) Adjusted EBITDA is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix. 2) Cash Flow defined as Adjusted EBITDA less capex. 3) excluding $0.6 billion capex related to Centurion.

The Peabody Platform: Strength, Growth, Returns

Peabody

Balance Sheet Strength, Growth Optionality, Cash Returns



ASSETS + MACRO TAILWINDS

- Record global coal demand, surging US power load, rising Indian steel production.
- Centurion: $2.1B NPV[1], 1st quartile cost structure, 25+ year mine life.
- Unlocking additional value from our vast reserves and land.

FINANCIAL STRENGTH[2]

- Zero net debt, strong cash position, >$900M liquidity.
- Debt reduced 74% and legacy liabilities[3] down 70% since March 2020.
- Reduced annual funded debt interest cost $6.6 million.

SHAREHOLDER RETURN PRIORITIZATION

- ~$810M returned since 2023[2] — ~29% of market cap at end of 2Q26[4].
- 65–100% of Available FCF[5] returned (>100% YTD); buybacks strongly preferred.
- As Centurion reaches steady state, free cash flow expected to increase.

1) Net present value at 01/01/2026 assumes LT PHCC price of $225/tonne at 13.5% discount rate. 2) Financial metrics as of 6/30/2026 and shareholder returns includes dividends declared, not yet paid. 3) Equals ARO, retiree healthcare and pension liabilities, net of restricted cash and collateral. 4) Market cap at 6/30/2026 of $2.82 billion. 5) Available FCF is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

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2 8 Key Macro Tailwinds and Assets

Peabody Sits at the Intersection of Powerful Macro Trends

Peabody

Tailwinds across global coal, U.S. power demand and Asian steel

Record Global Coal Demand

Global coal use keeps setting all-time records — more than 1,200 GW of new coal capacity is in development or construction, led by Asia.

U.S. Power Load Surging

AI and data centers are driving the first sustained U.S. load growth in decades — projected ~27% higher from 2020 to 2035.

Indian Steel Production Rising

India has overtaken China as the world's largest seaborne metallurgical-coal importer as blast-furnace capacity rapidly expands.



Sources: S&P Global Energy; IEA; Energy Ventures Analysis; Peabody analysis.

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10 Coal anchors energy security NO WARS ARE FOUGHT OVER COAL Abundant and widely distributed across many suppliers and insulated from the chokepoints that disrupt oil and gas. CONFLICT RENEWS THE RELIABILITY CASE Coal dispatches on command and stockpiles on site. The exact margin reliability-focused buyers rediscover in every crisis. SEABORNE SUPPLY IS TIGHTENING Indonesian export curbs, a decade of underinvestment in new capacity and declining quality at aging mines are constraining seaborne thermal supply. STRUCTURAL ASIAN RELIANCE Asia keeps building coal capacity at scale, anchoring durable long-term thermal demand. Sources: S&P Global; IEA; Peabody analysis. Peabody Sits at the Intersection of Powerful Macro Trends

Seaborne Met: Growing Demand for Centurion Product

Peabody

Exiting seasonal softness; Structural Indian demand supports premium hard coking coal

MARKET DRIVERS

- Exiting weakest period of seasonal conditions; demand expected to pick up post-monsoon season.
- Chinese constrained mining, higher domestic prices and increased seaborne imports are constructive.
- Middle East conflict increases "tyranny of distance" for met coal importers.
- Sharp trade protectionism favors Australian met coal.

FY26 OUTLOOK

Tons (millions)	Priced Volume/Ton[1]	Avg. Cost/Ton[2]
8.8-10.3	$143.57	$130-$145

- 3Q'26 volumes impacted by longwall move at Metropolitan and lock outage logistics at Shoal Creek.

VOLATILITY FACTORS

- Post-safety-event recovery in Shanxi remains slow, reportedly pulling Chinese steelmakers toward Australian supply.
- India represents 60% of global blast furnace development pipeline.
- All Indian blast furnace steel relies on high-quality met coal imports.
- India met coal imports increased 10% last year.
- Coke from low-ash, high-CSR coals like Centurion is coveted by Indian steelmakers.

MARKET SIGNAL

Demand growth outpacing supply

$233/tonne

PLV HCC JUL 1 –AUG 31 AVG

+33% growth

EXPECTED INDIAN MET IMPORTS TO 2035

Source: Peabody Analysis; Platts (PLV HCC pricing), WoodMac (Indian met coal imports) 1) For committed volumes only. 2) Cost/Ton is a non-GAAP operating/statistical measure. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

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12 117 222 200+ Q3 Sales Guidance 500-700 - 100 200 300 400 500 600 700 TRACKING TO Q3 SALES GUIDANCE Plant Production (tons in thousands) Sept Fcst August July Centurion: From Commissioning to Free Cash Flow LONGWALL STATUS Approaching full run rate Q4 2026 GUIDANCE 1M+ tons AUGUST UPDATE: • LW cycle times continue to improve; increasing production rates. • Q3 quarter-to-date yield improved to 69% from 59% in Q2. • Sustaining improved production rate clears known fault zone by mid-October. $270+ per tonne C U R R E N T H C C P R I C E 100% of Index Price P R E M I U M H A R D C O K I N G C O A L $15M NPV: $1 HCC Price S H A R E H O L D E R L E V E R A G E T O H C C Source: Peabody Analysis; Platts (PLV HCC pricing AS OF 09/01/2026). AUGUST PRODUCTION 222K tons

Seaborne Thermal: Supply Constraints Build Upside

Peabody

Mine disruptions and elevated LNG prices tighten the market into winter restocking

MARKET DRIVERS

- Extended Middle East conflict supports elevated LNG pricing and coal competitiveness in Asia.
- Higher oil prices have increased ocean freight costs, improving Australia's competitiveness as a shorter-haul coal supplier to Asia.
- El Niño-driven drought conditions could constrain Indonesian coal exports and reduce regional hydro generation, supporting Australian thermal coal demand.

FY26 OUTLOOK

Tons (millions)	Priced Volume/Ton[1]	Avg. Cost/Ton[2]
Domestic 4.5	$34.00	$49.50-$54.50
Export 7.9-8.5	$91.20	

- Post-summer Asian demand and constrained supply remain supportive of seaborne thermal coal markets.
- Higher LNG prices maximizing coal's role in regional generation stacks.

VOLATILITY FACTORS

- European storage levels may drive pre-winter LNG buying, increasing competition with Asia for LNG cargoes and supporting seaborne thermal coal prices.
- Chinese supply remains constrained following recent safety incidents, effecting upcoming winter restocking driving higher imports.
- Global diesel supply disruptions could restrict coal production and logistics, especially Russian exports.
- Indonesian production and export policy uncertainty supports higher coal prices.

MARKET SIGNAL

Tightening into 2H26

$130/tonne

NEWCASTLE JUL 1 – AUG 31 AVG

30 GW

CHINA ADDED 1H 26

Source: Peabody Analysis; Platts (Newcastle pricing), OPIS (Chinese thermal plants). Global Energy Monitor – CREA H1 2026. 1) Committed volumes only. 2) Cost/Ton is a non-GAAP operating/statistical measure. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

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14 Growing Low-Cost Export Tons into Asian Demand Wilpinjong export-priced volumes expected to more than double by 2030 PLANNED WILPINJONG EXPORT VOLUMES • Wilpinjong export priced tons are expected to more than double by 2030. • Pits 9 & 10 extend mine life to 2038; environmental studies and approvals are progressing. • New pits expected to further improve cost structure and productivity at one of Australia’s lowest-cost mines. W H Y I T M AT T E R S : NEWC6000 and API5 compete with LNG (JKM) for the same Asian power demand. When LNG spikes – Ukraine, the Middle East – it sends buyers back to coal. Two LNG crises in four years have driven fuel switching to coal and reinforced its role as reliable baseload. Note: Adjusted EBITDA is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix. 1) Peabody calculation using 2026 prices and cost guidance. 2026 2027 2028 2029 2030 4.8 4.2 6.0 8.5 10.4 +$150M Projected incremental 2030 Adj. EBITDA from increased exports1 Wilpinjong Outlook (Tons in Millions) 1,000 1,500 2,000 2,500 3,000 3,500 4,000 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 J P Y /M M B tu Seaborne Thermal and LNG Indices Newcastle 6000 API 5 JKM (Asian LNG)

U.S. Thermal: Load Growth Anchors Coal Demand

Peabody

Steady, contract-driven demand as load growth supports coal generation

MARKET DRIVERS

- Load growth returns: data center load growth is projected to grow at a >18% CAGR out to 2035[1].
- The operating life of 46 GW of the U.S. coal fleet has been extended.
- Gas-to-coal switching: Expected increase in both power + industrial demand and LNG exports is expected to result in a firmer natural gas price which supports coal generation.

FY26 OUTLOOK

Tons (millions)	Priced Volume/Ton[3]	Avg. Cost/Ton[4]
PRB 82-88	$13.65	$12.00 - $12.50
Other U.S. 13.2-14.2	$56.70	$45 - $49

- PRB serves nearly one of every two tons of U.S. thermal demand; Peabody sold ~41% of total PRB output in 2025.

VOLATILITY FACTORS

- Ample stockpiles: roughly 124Mt held on-site at U.S. power plants, limiting restocking urgency.
- EIA forecasts U.S. coal generation down about 6% in 2026 on gas and solar share gains.
- Gas prices >$3/MMBtu resulted in coal powered generation rising 13% in 2025 as utilities switched to more economic thermal source.

2027

Tons committed & priced[2]

70% PRB

85% OTHER U.S. THERMAL

Source: Peabody Analysis; 1) WoodMac projection 2) At 2026 midpoint as of 08/31/26. 3) Committed tons only. 4) Cost/Ton is a non-GAAP operating/statistical measure. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

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16 Near-Term Factors = Crosscurrents for Summer U.S. Coal Burn Gas Prices Below Henry Hub in Coal-Heavy Regions Most coal-plant-heavy regions see localized natural gas prices well below Henry Hub levels, leading to some coal-to-gas switching. PRB Regional Train Loadings Down ~12% Industry-wide daily trains from May through late August 2026 running on average 5 shipments lower than comparable 2025 levels. High Oil Prices Pressure Margins at Surface Mines Persistently high oil prices and an expanded diesel crack spread elevates diesel prices and cost pressures at major surface mines. Industry-wide PRB volumes and costs expected to remain under near-term pressure Texas, $2.55 Illinois, $2.94 Henry Hub, $3.32 $2.00 $2.20 $2.40 $2.60 $2.80 $3.00 $3.20 $3.40 $3.60 March April May June $ /M c f U.S. Natural Gas Price – Select Hubs Coal preferred over natural gas above $3/MMBtu Loadings tracking below 2025 through the summer Increased diesel price lifts surface-mine costs Sources: U.S. Energy Information Administration; Bloomberg; Platts; STB rail loadings (through 08/26/2026). 36 38 39 41 31 32 35 37 May June July August PRB Train Loadings Daily Average 2025 Avg 2026 Avg $2.01 $2.19 $2.35 $2.20 $3.83 $3.33 $3.81 $4.17 May June July August US Diesel Benchmark $/gallon Daily Average 2025 2026

17 Coal Fuel Supply: Predictable Long-Term Pricing Stable PRB Coal Pricing vs. Volatile Natural Gas $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 Ja n -1 6 Ju n -1 6 N o v- 1 6 A p r- 1 7 Se p -1 7 Fe b -1 8 Ju l- 1 8 D e c- 1 8 M a y- 1 9 O ct -1 9 M a r- 2 0 A u g- 2 0 Ja n -2 1 Ju n -2 1 N o v- 2 1 A p r- 2 2 Se p -2 2 Fe b -2 3 Ju l- 2 3 D e c- 2 3 M a y- 2 4 O ct -2 4 M a r- 2 5 A u g- 2 5 Ja n -2 6 H e n ry H u b $ /M M B tu P R B $ /M M B tu Prompt Month PRB Coal and Natural Gas Prices PRB 8800 Henry Hub • PRB coal delivers predictable and stable long-term pricing while natural gas price volatility and pipeline constraints introduce long-term risk for AI power. • Coal’s certainty translates into reliable, affordable 24/7 baseload power that is purpose-built for data center demand. • Potential material benefits from mine-mouth fuel economics: coal mine → power plant → data center colocation. North Antelope Rochelle: #1 Coal Mine Sources: OPIS; EIA; Peabody analysis.

2 18 New Opportunities for Peabody

19 Opening New West Coast Export Channels for PRB Coal Peabody successfully completed an initial test shipment through Mexico’s Port of Guaymas, loading a Panamax-sized vessel for delivery to an Asian customer. Port of Guaymas in Mexico and Port of Oakland in California PROVEN EXECUTION Loaded early June; delivered on time and to specification. DEMAND PULL Demonstrated interest from other Asian counterparties following initial shipment. NEXT STEPS Evaluating a second Guaymas test run and the new Port of Oakland project. Connecting the largest coal basin in the Western Hemisphere with the largest global demand center for thermal coal imports. North Antelope Rochelle, Wyoming Port of Oakland Port of Guaymas, Mexico Japan & Korea Taiwan Philippines Vietnam POTENTIAL MARGIN EXPANSION Opportunity to leverage seaborne markets to enhance margins

Unlocking Additional Value from Our Vast Reserves and Land

Peabody

Peabody Development: Leveraging 2.0 billion tons of coal reserves[1] and 335,000 acres of surface lands[2]

Project	Value Proposition	Next Steps
METHANE-TO-POWER AT CENTURION Capturing methane that would otherwise be flared and converting to onsite power. Generating ~25% of Centurion's power needs.	• Improve safety, reduce costs and lower emissions. • Annualized cost savings of $425k from current 5MW plant.	• Planned expansion from 5 MW to 20 MW.
R3 RENEWABLES ON FORMER MINE LANDS Partnering with RWE to develop solar and battery storage projects on formerly mined land in Illinois and Indiana.	• Upgrade land use, earn success fees and attractive ROI. • Potential success fees positioned to begin in 1H 2027.	• Final stages of commercial advancement of first solar projects at Gateway, Bear Run and Francisco.
RARE EARTHS / CRITICAL MINERALS Developing flowsheets and commercialization plans for rare earths/critical minerals from coal mining operations.	• Peabody coal/overburden contains major REE/CMs. • 470 million cubic yards of PRB earth moved/year.	• Nearing agreement with major customer, processing partner based on promising germanium concentrations.
DATA CENTERS / MINE-MOUTH GENERATION Advancing potential development of mine-mouth generation and data center pairing.	• Garner income from higher-value land use, greater coal sales, project development fees.	• Continued coordination with U.S. Government, data center development partner and local/state stakeholders.

Opportunistic capital-light approach to further enhance shareholder value

1) Proven and probable reserves as of 12/31/2025. 2) As of 12/31/2025.

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2 21 The Investment Case

22 A Disciplined Shareholder-Return Framework REINVEST IN THE BUSINESS Sustaining capital plus high-return organic growth. BALANCE SHEET PROTECTION Net-cash position and maintain sufficient liquidity to execute strategy throughout price cycles. RETURN EXCESS CASH 65-100% of Available FCF 1 returned to shareholders. Capital allocation built to return excess cash, fund modest organic growth, and protect the balance sheet 143.9 128.7 121.4 121.6 121.9 95 105 115 125 135 145 12/31/2022 12/31/2023 12/31/2024 12/31/2025 6/30/2026 1H26 PAYOUT RATIO 100% $145.3M of Available Free Cash Flow1, including the reduction in restricted cash and collateral. $145.6M applied to the convertible note repurchase premium and $18.3M of cash dividends paid. Reduction of Outstanding Shares (shares in millions) 1H26 financial metrics as of 6/30/2026. 1) Available FCF is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix.

Recent Financial Actions Further Strengthen Capital Structure

Peabody

CONVERTIBLE NOTE REFINANCE

- Issued $250 million of 0.50% notes due 2031; repurchased $241.2 million of the 3.25% 2028 notes.
- Reduced net potential share dilution by 6.2 million shares.
- Capped call effectively increases new convertible dilution threshold to ~$51/share.

STANDARD SURETY AGREEMENTS

- Mutually terminated the U.S. surety support agreement.
- New A$700 million asset backed Australian bond facility.
- $351 million restricted cash and collateral returned to company.

REVOLVING CREDIT FACILITY

- Commitments increased to $400 million from $320 million; maturity extended to 2030.
- Interest rate reduced by 25 bps to SOFR plus 3.25–4.00% (no borrowing).

(US$ in millions)


▼ $6.6M
DECREASE
$10.4
$3.8
1Q
2Q
Annual Interest


▼ $351M
DECREASE
$811
$460
1Q
2Q
Restricted Cash and Collateral


▲ $80M
INCREASE
$320
$400
1Q
2Q
Commitments

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24 $20.82 $39.50 $28.85 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2026 Low 2026 High Latest Close The Peabody Platform: The Diversified Choice + Material Upside Diversified exposure, Tier 1 growth and 65–100% of Available Free Cash Flow returned to owners Two Continents, Two Products Metallurgical and thermal coal mined from two continents — levered to global instability, AI power demand, Indian steel growth. Multiple macro trends, one investment Fortress Balance Sheet, Tier 1 Growth A well-capitalized balance sheet paired with Centurion entering full operating status selling premium metallurgical coal into a seaborne market currently pricing above $270 per tonne. Solid financial footing bolstered by tailwinds Free Cash Flow Returned to Owners Compounding tailwinds and a fortress balance sheet drive growing Available Free Cash Flow1, of which 65–100% is directed back to shareholders. Investors receive the lion’s share Sources: Platts premium low-vol HCC pricing; Peabody analysis. 1) Available FCF is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix. BTU Price Upside (January 1, 2026– September 4, 2026) 2026 high reached before Centurion commissioning challenges – which are now resolved 2026 Low: $20.82 (July 29) | 2026 High: $39.50 (March 27) | Latest Close: $28.85 (September 4)

25 Investor Relations Contact: Kala Finklang ir@peabodyenergy.com

2 26 Appendix

27 NARM Investor Site Visit & Presentation 2026 mine tour on September 23rd • Our investor and analyst community is invited to our 2026 Investor Site Visit at our North Antelope Rochelle Mine in Wyoming. • Following the tour, we will have a presentation and Q&A with Peabody executive leadership. • Space is limited and is first-come, first- served. • Contact the Peabody IR team for more information and to RSVP.

2026 Guidance

Segment Performance

	2026 Full Year			
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	12.4 - 13.0	8.3	$60.19	$49.50 - $54.50
Seaborne Thermal (Export)	7.9 - 8.5	3.8	$91.20	N/A
Seaborne Thermal (Domestic)	4.5	4.5	$34.00	N/A
Seaborne Metallurgical	8.8 - 10.3	4.5	$143.57	$130.00 - $145.00
PRB U.S. Thermal	82.0 - 88.0	80.8	$13.65	$12.00 - $12.50
Other U.S. Thermal	13.2 - 14.2	13.6	$56.70	$45.00 - $49.00

Other Annual Financial Metrics ($ in millions)

	2026 Full Year
SG&A	$115
Total Capital Expenditures	$340
ARO Cash Spend	$65

Supplemental Information

Seaborne Thermal	~50% of unpriced export volumes are expected to price on average at Globalcoal "NEWC" levels and ~50% are expected to have a higher ash content and price at 85-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at 70-80% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at June 30, 2026. Weighted average quality for the PRB segment 2026 volume is approximately 8,730 BTU.

Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

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29 Average Market Pricing by Quarter 06/30/2026 03/31/2026 12/31/2025 09/30/2025 06/30/2025 Premium low vol hard coking coal (Premium HCC)(1) $238.27 $234.67 $200.13 $183.51 $184.22 Premium low vol pulverized coal injection (Premium PCI) coal(1) $161.49 $161.15 $140.07 $143.24 $137.77 Newcastle index thermal coal (NEWC) (1) $135.86 $118.75 $107.66 $108.76 $100.49 API 5 index thermal coal(1) $96.51 $80.84 $77.57 $69.09 $68.28 PRB 8,800 Btu/Lb coal(2) $15.02 $15.12 $15.01 $14.21 $14.10 Illinois Basin 11,500 Btu/Lb coal(2) $55.14 $53.46 $50.55 $48.64 $46.52 (1) Spot pricing expressed per metric tonne. (2) Prompt month pricing expressed per short ton.

Operations Overview: Seaborne Metallurgical Segment

Peabody

Strategic Advantage: Multiple locations and products, positioned to serve Asia Pacific and Atlantic market

Centurion Mine
Production: 0.6 million tons
Reserves: 192 million tons
Type: Underground - Longwall
Product: Coking – Premium Hard Coking Coal
Port: Dalrymple Bay Coal Terminal (DBCT)
Location: Queensland, Australia



Metropolitan Mine
Production: 1.7 million tons
Reserves: 9 million tons
Type: Underground - Longwall
Product: Hard/Semi-hard coking coal (60%), coking coal by-products (40%)
Port: Port Kembla Coal Terminal (PKCT)
Location: New South Wales, Australia



CMJV (Coppabella Mine and Moorvale Mine)
Production: 3.2 million tons
Reserves: 35 million tons
Type: Surface - Dragline, Dozer/Cast, Truck/Shovel
Product: Premium Low Volatile PCI
Port: Dalrymple Bay Coal Terminal (DBCT)
Location: Queensland, Australia



Shoal Creek Mine
Production: 1.8 million tons
Reserves: 13 million tons
Type: Underground - Longwall
Product: Coking – High Vol A
Port: Barge coal to McDuffie Terminal
Location: Alabama



Production is for full year 2025 at share. Reserves reflect estimated proven and probable reserves as of December 31, 2025.

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Operations Overview: Seaborne Thermal Segment

Strategic Advantage: High margin operations positioned to serve Asia Pacific market

Wilpinjong Mine
Production: 10.5 million tons (export and domestic)
Reserves: 79 million tons
Type: Surface - Dozer/Cast, Truck/Shovel
Product: Export (5,000-6,000 kcal/kg NAR)
Port: Newcastle Coal Infrastructure Group (NCIG) and Port Waratah Coal Services (PWCS)
Location: New South Wales, Australia



Wambo Underground (*Closed 2025*)
Production: 0.8 million tons
Type: Underground - Longwall
Product: Premium Export (~6000 kcal/kg NAR)
Port: NCIG and PWCS
Location: New South Wales, Australia



Wambo Open-Cut
Production : 3.5 million tons
Reserves: 31 million tons
Type: Surface - Truck/Shovel
Product: Premium Export (~6000 kcal/kg NAR)
Port: NCIG and PWCS
Location: New South Wales, Australia



Production is for full year 2025 at share. Reserves reflect estimated proven and probable reserves as of December 31, 2025.

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Operations Overview: PRB Segment

Strategic Advantage: Low-cost operations, largest producer, significant reserves, shared resources, technologies

North Antelope Rochelle Mine (NARM)
Production: 65.0 million tons
Reserves: 1,234 million tons
Type: Surface - Dragline, Dozer/Cast, Truck/Shovel
Product: Sub-Bit Thermal (~8,800 BTU/lbs., <0.50 lbs. SO2)
Rail: BNSF and UP
Location: Wyoming



Rawhide Mine
Production: 7.8 million tons
Reserves: 69 million tons
Type: Surface - Dozer/Cast, Truck/Shovel
Product: Sub-Bit Thermal (~8,300 BTU/lb., 0.85 lbs. SO2)
Rail: BNSF
Location: Wyoming



Caballo Mine
Production: 11.7 million tons
Reserves: 161 million tons
Type: Surface - Dozer/Cast, Truck/Shovel
Product: Sub-Bit Thermal (~8,500 BTU/lb., 0.80 lbs. SO2)
Rail: BNSF and UP
Location: Wyoming



Production is for full year 2025 at share. Reserves reflect estimated proven and probable reserves as of December 31, 2025.

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Operations Overview: Other U.S. Thermal Segment

Peabody

Strategic Advantage: Located to serve regional customers in high coal utilization regions with competitive cost operations and ample reserves / resources

Bear Run Mine
Production: 4.7 million tons
Reserves: 62 million tons
Type: Surface - Dragline, Dozer/Cast, Truck/Shovel
Product: Thermal ~11,000 Btu/lb., 4.5 lbs. SO2
Rail: Indiana Railroad to Indiana Southern/NS or CSX
Location: Indiana



Gateway North Mine
Production: 2.0 million tons
Reserves: 21 million tons
Type: Underground – Continuous Miner
Product: Thermal ~11,000 Btu/lb., 5.4 lbs. SO2
Rail: UP
Location: Illinois



Wild Boar Mine
Production: 2.1 million tons
Reserves: 11 million tons
Type: Surface - Dozer/Cast, Truck/Shovel
Product: Thermal ~11,000 Btu/lb., 5.0 lbs. SO2
Rail: NS or Indiana Southern
Location: Indiana



Twentymile Mine
Production: 1.8 million tons
Reserves: 3 million tons
Type: Underground – Longwall
Product: Thermal ~11,200 Btu/lb., 0.80 lbs. SO2
Rail: UP
Location: Colorado



Francisco Underground
Production: 1.3 million tons
Reserves: 2 million tons
Type: Underground - Continuous Miner
Product: Thermal ~11,500 Btu/lb., 6.0 lbs. SO2
Rail: NS
Location: Indiana



El Segundo/Lee Ranch Mine
Production: 1.8 million tons
Reserves: 6 million tons
Type: Surface - Dozer/Cast, Truck/Shovel
Product: Thermal ~9,250 Btu/lb., 2.0 lbs. SO2
Rail: BNSF
Location: New Mexico



Production is for full year 2025 at share. Reserves reflect estimated proven and probable reserves as of December 31, 2025.

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Business Segments[1]

Peabody

		Mines	Full Year 2025
Seaborne Metallurgical		• Centurion • Shoal Creek • Metropolitan • Coppabella / Moorvale (CMJV)	• Tons Sold (millions) 8.6 • Revenue per Ton $120.88 • Costs per Ton $114.31 • Adjusted EBITDA per Ton $6.57 • Adjusted EBITDA (millions) $56.4
Seaborne Thermal		• Wilpinjong • Wambo Underground (Closed) • Wambo OC JV	• Tons Sold (millions) 15.4 • Revenue per Ton $58.97 • Costs per Ton $44.55 • Adjusted EBITDA per Ton $14.42 • Adjusted EBITDA (millions) $222.2
Powder River Basin		• North Antelope Rochelle • Caballo • Rawhide	• Tons Sold (millions) 84.5 • Revenue per Ton $13.64 • Costs per Ton $11.56 • Adjusted EBITDA per Ton $2.08 • Adjusted EBITDA (millions) $175.8
Other U.S. Thermal		• Bear Run • Francisco Underground • Wild Boar • Gateway North • Twentymile • El Segundo / Lee Ranch	• Tons Sold (millions) 13.4 • Revenue per Ton $52.82 • Costs per Ton $47.49 • Adjusted EBITDA per Ton $5.33 • Adjusted EBITDA (millions) $71.4

(1) All statistics are for the year ended December 31, 2025. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix.

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35 Reconciliation of Non-GAAP Measures Note: Refer to definitions and footnotes on slide 40. Quarter Ended Year Ended Mar. 31, 2022 Dec. 31, 2025 Tons Sold (In Millions) Seaborne Thermal 15.4 Seaborne Metallurgical 8.6 Powder River Basin 84.5 Other U.S. Thermal 13.4 Total U.S. Thermal 97.9 Corporate and Other 0.1 Total 122.0 Revenue Summary (In Millions) Seaborne Thermal $ 251.2 $ 908.5 Seaborne Metallurgical 321.3 1,036.6 Powder River Basin 251.2 1,153.0 Other U.S. Thermal 203.1 707.3 Total U.S. Thermal 454.3 1,860.3 Corporate and Other (335.4) 56.1 Total $ 691.4 $ 3,861.5 Total Segment Costs Summary (In Millions) (1) Seaborne Thermal $ 686.3 Seaborne Metallurgical 980.2 Powder River Basin 977.2 Other U.S. Thermal 635.9 Total U.S. Thermal 1,613.1 Corporate and Other 32.6 Total $ 3,312.2

Reconciliation of Non-GAAP Measures

Peabody

	Quarter Ended Mar. 31, 2022	Year Ended Dec. 31, 2021	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2023	Year Ended Dec. 31, 2024	Year Ended Dec. 31, 2025	Years Ended Dec. 31, 2021 - Dec. 31, 2025
Adjusted EBITDA (In Millions) (2)							
Seaborne Thermal	$ 90.5	$ 353.1	$ 647.6	$ 576.8	$ 430.0	$ 222.2	$ 2,229.7
Seaborne Metallurgical, Excluding Shoal Creek Insurance Recovery	181.0	178.2	781.7	438.1	161.7	56.4	1,616.1
Shoal Creek Insurance Recovery - Business Interruption	-	-	-	-	80.8	-	80.8
Seaborne Metallurgical	181.0	178.2	781.7	438.1	242.5	56.4	1,696.9
Powder River Basin	7.6	134.9	68.2	153.7	138.6	175.8	671.2
Other U.S. Thermal	50.0	164.2	242.4	207.5	150.8	71.4	836.3
Total U.S. Thermal	57.6	299.1	310.6	361.2	289.4	247.2	1,507.5
Middlemount	45.1	48.2	132.8	13.2	13.1	(10.9)	196.4
Resource Management Results (3)	3.5	6.9	29.3	21.0	19.2	39.5	115.9
Selling and Administrative Expenses	(23.1)	(84.9)	(88.8)	(90.7)	(91.0)	(105.0)	(460.4)
Other Operating Costs, Net (4)	(27.1)	116.1	31.5	44.3	(31.5)	5.5	165.9
Adjusted EBITDA (2)	$ 327.5	$ 916.7	$ 1,844.7	$ 1,363.9	$ 871.7	$ 454.9	$ 5,451.9
Capital Expenditures Summary (In Millions)							
Seaborne Thermal		$ 88.6	$ 38.8	$ 62.0	$ 73.2	$ 39.8	$ 302.4
Seaborne Metallurgical		25.1	84.8	186.4	266.6	309.4	872.3
Powder River Basin		41.4	59.1	40.9	35.0	33.1	209.5
Other U.S. Thermal		24.2	35.3	47.6	18.6	24.0	149.7
Total U.S. Thermal		65.6	94.4	88.5	53.6	57.1	359.2
Corporate and Other		3.8	3.5	11.4	7.9	5.1	31.7
Total		$ 183.1	$ 221.5	$ 348.3	$ 401.3	$ 411.4	$ 1,565.6

Note: Refer to definitions and footnotes on slide 40.

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Reconciliation of Non-GAAP Measures

Peabody

Reconciliation of Non-GAAP Financial Measures (In Millions)	Quarter Ended Mar. 31, 2022	Year Ended Dec. 31, 2021	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2023	Year Ended Dec. 31, 2024	Year Ended Dec. 31, 2025	Years Ended Dec. 31, 2021 - Dec. 31 2025
(Loss) Income from Continuing Operations, Net of Income Taxes	$ (119.8)	$ 347.4	$ 1,317.4	$ 816.0	$ 407.3	$ (42.3)	$ 2,845.8
Depreciation, Depletion and Amortization	72.9	308.7	317.6	321.4	343.0	384.5	1,675.2
Asset Retirement Obligation Expenses	15.0	44.7	49.4	50.5	48.9	36.5	230.0
Restructuring Charges	1.6	8.3	2.9	3.3	4.4	9.5	28.4
Costs Related to Terminated Acquisition	-	-	-	-	10.3	78.9	89.2
Shoal Creek Insurance Recovery - Property Damage	-	-	-	-	(28.7)	-	(28.7)
Changes in Deferred Tax Asset Valuation Allowance and Reserves and Amortization of Basis Difference Related to Equity Affiliates	(0.6)	(33.8)	(2.3)	(1.6)	(1.8)	(2.7)	(42.2)
Other Operating Loss	-	-	11.2	42.9	3.7	5.6	63.4
Interest Expense, Net of Capitalized Interest	39.4	183.4	140.3	59.8	46.9	43.9	474.3
Net Loss (Gain) on Early Debt Extinguishment	23.5	(33.2)	57.9	8.8	-	-	33.5
Interest Income	(0.5)	(6.5)	(18.4)	(76.8)	(71.0)	(55.4)	(228.1)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	-	(43.4)	(27.8)	(0.3)	(6.1)	(5.4)	(83.0)
Unrealized Losses (Gains) on Derivative Contracts Related to Forecasted Sales	301.0	115.1	35.8	(159.0)	-	-	(8.1)
Unrealized (Gains) Losses on Foreign Currency Option Contracts	(3.3)	7.5	2.3	(7.4)	9.0	(6.0)	5.4
Take-or-Pay Contract-Based Intangible Recognition	(0.7)	(4.3)	(2.8)	(2.5)	(3.0)	(1.0)	(13.6)
Income Tax (Benefit) Provision	(1.0)	22.8	(38.8)	308.8	108.8	8.8	410.4
Adjusted EBITDA [2]	$ 327.5	$ 916.7	$ 1,844.7	$ 1,363.9	$ 871.7	$ 454.9	$ 5,451.9
Operating Costs and Expenses						$ 3,334.9	
Unrealized Gains on Foreign Currency Option Contracts						6.0	
Take-or-Pay Contract-Based Intangible Recognition						1.0	
Net Periodic Benefit Credit, Excluding Service Cost						(29.7)	
Total Segment Costs [1]						$ 3,312.2	

Note: Refer to definitions and footnotes on slide 40.

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38 Reconciliation of Non-GAAP Measures Note: Refer to definitions and footnotes on slide 40. Six Months Ended June 30, 2026 Available Free Cash Flow (In Millions) (5) Net Cash Provided By Operating Activities $ 28.6 Net Cash Used In Investing Activities (184.1) Distributions to Noncontrolling Interests (7.7) Changes to Restricted Cash and Collateral (6) 308.5 Available Free Cash Flow (5) $ 145.3

39 Reconciliation of Non-GAAP Measures Note: Management believes that non-GAAP financial measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. Note: Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. 1) Total Segment Costs, which is a non-GAAP financial measure, is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each reportable segment's operating performance as displayed in the reconciliation above. Total Segment Costs is used by management as a component of a metric to measure each segment's operating performance. 2) Adjusted EBITDA, which is a non-GAAP financial measure, is defined as (loss) income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the reportable segments' operating performance as displayed in the reconciliation above. Adjusted EBITDA is used by the chief operating decision maker as the primary financial metric to measure each segment's operating performance against expected results and to allocate resources, including capital investment in mining operations and potential expansions. 3) Includes gains (losses) on certain surplus coal reserve, coal resource and surface land sales and property management costs and revenue. 4) Includes trading and brokerage activities; costs associated with post-mining activities; gains (losses) on certain asset disposals; minimum charges on certain transportation- related contracts; results from the Company's other equity method investments; costs associated with suspended operations; holding costs associated with the Centurion Mine; the impact of foreign currency remeasurement; expenses related to our other commercial activities; revenue of $25.9 million related to the assignment of port and rail capacity during 2023; and a gain of $26.1 million recognized on the sale of the Millennium Mine during 2021. 5) Available Free Cash Flow, which is a non-GAAP financial measure, is defined as operating cash flow less investing cash flow and distributions to noncontrolling interests, plus/minus changes to restricted cash and collateral and other anticipated expenditures. Available Free Cash Flow is used by management as a measure of our ability to generate excess cash flow from our business operations. 6) This amount is equal to the total change in Restricted Cash and Collateral on the balance sheet, excluding partially offsetting amounts included in operating cash flow consisting of an inflow of $75.8 million for the six months ended June 30, 2026. 7) Adjusted EBITDA Margin per Ton is an operating/statistical measure equal to Adjusted EBITDA by segment divided by segment tons sold. Management believes Adjusted EBITDA Margin per Ton best reflects controllable costs and operating results at the reporting segment level. 8) Costs per Ton is an operating/statistical measure equal to Revenue per Ton (which is equal to revenue by segment divided by segment tons sold) less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton best reflects controllable costs and operating results at the reporting segment level. 9) Adjusted EBITDA Margin is an operating/statistical measure equal to segment Adjusted EBITDA divided by segment revenue. Management believes Adjusted EBITDA Margin best reflects operating results at the reporting segment level.